EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

For Further Information Contact:

Stephen M. Merrick	Mary Ellen Dammyer
Executive Vice President	Investor Relations
(847) 382-1000	(847) 382-1000

CTI INDUSTRIES CORPORATION RECEIVES NASDAQ

NOTICE OF POSSIBLE DELISTING

BARRINGTON, ILLINOIS, April 22, 2005 — CTI Industries Corporation (NASDAQ Small Cap-CTIBE), an international manufacturer and marketer of foil and latex balloons and specialty, laminated and printed films, today reported that it has received a notice from The Nasdaq Stock Market that the Company currently fails to comply with the requirements for continued listing of its common stock on the NASDAQ SmallCap Stock Market by reason of the fact that the Company has failed to file its Annual Report on Form 10-K on a timely basis and that its securities are, therefore, subject to delisting from this Market. Under the terms of the notice and NASDAQ rules, delisting of the Company’s stock will be stayed if the Company files with NASDAQ an appeal of the Staff determination set forth in the notice to the Company on or before April 27, 2005. Further, the Company understands that, if it does file its Annual Report on Form 10-K on or before April 27, 2005 an appeal will not be required and no action to delist the Company’s stock will be taken.

The Company believes that it will be able to file its Annual Report on Form 10-K on or before April 27, 2005 and, in any event, does intend to file an appeal and request for hearing with NASDAQ on or before that date, if such filing becomes necessary due to the non-filing of the Form 10-K by that date. If an appeal and request for hearing are filed, there can be no assurance that the Panel designated to review the matter will grant the Company’s request for continued listing.

This press release may contain forward-looking statements within the meaning of Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected or implied in the forward-looking statements (including the statement that “The Company believes that it will be able to file its Annual Report on Form 10-K on or before April 27, 2005”), which involve a number of risks and uncertainties, and such statements should also be considered in conjunction with cautionary statements contained in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K.

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